                             SUB-ADVISORY AGREEMENT

   THIS  AGREEMENT is made and entered  into on this 28th day of December,  2000 between  SECURITY  MANAGEMENT  COMPANY,  LLC (the  "Adviser"),  a Kansas limited liability  company,  registered  under the  Investment  Advisers Act of 1940, as amended  (the  "Investment  Advisers  Act"),  and THE DREYFUS  CORPORATION  (the
"Subadviser"),  a New York corporation  registered under the Investment Advisers
Act.

                                   WITNESSETH:

   WHEREAS,  SBL Fund and Security Growth and Income Fund, Kansas  corporations,
are  each   registered   with  the  Securities  and  Exchange   Commission  (the
"Commission") as open-end management  investment  companies under the Investment
Company Act of 1940, as amended (the "Investment Company Act");

   WHEREAS,  SBL Fund is  authorized  to issue  shares of  Series B, a  separate series of SBL Fund and  Security  Growth and Income  Fund  currently  issues its shares in a single series  (Series B of SBL Fund and Security  Growth and Income
Fund are referred to herein  individually  as a "Fund" and  collectively  as the
"Funds");

   WHEREAS,  each of the Funds has,  pursuant to an Advisory  Agreement with the
Adviser (the  "Advisory  Agreement"),  retained the Adviser to act as investment adviser for and to manage its assets;

   WHEREAS,  the Advisory  Agreements  permit the Adviser to delegate certain of its duties to other  investment  advisers,  subject to the  requirements  of the
Investment Company Act; and

   WHEREAS, the Adviser desires to retain the Subadviser as subadviser to act as investment  adviser  for and to manage the  Funds'  respective  Investments  (as defined below) and the Subadviser desires to render such services.

   NOW,  THEREFORE,  the Adviser and Subadviser do mutually agree and promise as follows:

   1.  APPOINTMENT AS  SUBADVISER.  The Adviser hereby retains the Subadviser to act as  investment  adviser for and to manage the assets of each Fund subject to the  supervision  of the  Adviser  and the Board of  Directors  of such Fund and subject to the terms of this Agreement;  and the Subadviser  hereby accepts such employment.  In such  capacity,  the Subadviser  shall be  responsible  for such
Fund's Investments.

   2. DUTIES OF SUBADVISER.

      (a)  INVESTMENTS.  The  Subadviser is hereby  authorized  and directed and hereby agrees,  subject to the stated investment policies and restrictions of each Fund as set forth in such Fund's  prospectus and statement of additional information as currently in effect and as  supplemented  or amended from time to time  (collectively  referred  to  hereinafter  as the  "Prospectus")  and subject to the written  directions  of the  Adviser and such Fund's  Board of
   Directors to purchase, hold and sell investments for the account of such Fund
   (hereinafter  "Investments")  and  to  monitor  on  a  continuous  basis  the performance  of such  Investments.  The  Subadviser  shall give the Funds the benefit of its best efforts in  rendering  its  services as  Subadviser.  The
   Subadviser  may contract  with or consult with such banks,  other  securities firms, brokers or other parties,  without additional expense to the Funds, as it may deem appropriate regarding investment advice, research and statistical data, clerical assistance or otherwise.

      (b) BROKERAGE. The Subadviser is authorized, subject to the supervision of the  Adviser  and the  respective  Fund's  Board to  establish  and  maintain accounts on behalf of each Fund with,  and place  orders for the purchase and sale of each Fund's  Investments  with or through,  such persons,  brokers or dealers as Subadviser may select which may include,  to the extent  permitted by the Adviser and the respective Fund's Board, brokers or dealers affiliated with the Subadviser or Adviser, and negotiate  commissions to be paid on such transactions. The Subadviser agrees that in placing such orders for a Fund it shall attempt to obtain best execution, provided that, the Subadviser may, on behalf of such Fund,  pay brokerage  commissions  to a broker which  provides brokerage  and research  services to the  Subadviser  in excess of the amount another broker would have charged for effecting the transaction, provided (i)
   the  Subadviser  determines  in good faith that the amount is  reasonable  in relation to the value of the brokerage and research  services provided by the executing  broker in terms of the  particular  transaction or in terms of the
   Subadviser's  overall  responsibilities  with  respect  to such  Fund and the accounts as to which the Subadviser  exercises  investment  discretion,  (ii)
   such  payment is made in  compliance  with  Section  28(e) of the  Securities
   Exchange  Act of  1934,  as  amended,  and  any  other  applicable  laws  and
   regulations,   and  (iii)  in  the  opinion  of  the  Subadviser,  the  total commissions  paid  by such a Fund  will  be  reasonable  in  relation  to the benefits to the Fund over the long term. In reaching such determination,  the
   Subadviser  will not be  required  to place or  attempt  to place a  specific dollar value on the  brokerage  and/or  research  services  provided or being provided by such broker.  It is recognized that the services provided by such brokers may be useful to the Subadviser in connection  with the  Subadviser's services  to other  clients.  On  occasions  when the  Subadviser  deems  the purchase or sale of a security to be in the best  interests of a Fund as well as other clients of the Subadviser,  the Subadviser,  to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the  securities to be sold or purchased in order to obtain the most favorable price or lower brokerage  commissions and efficient  execution.  In such event,  allocation of  securities  so sold or purchased,  as well as the expenses  incurred in the transaction,  will be made by the Subadviser in the manner the Subadviser  considers to be the most equitable and consistent with its  fiduciary  obligations  to the Fund or Funds  involved and to such other clients. The Subadviser will report on such allocations at the request of the
   Adviser,  or the respective  Fund's Board,  providing such information as the number of  aggregated  trades to which a Fund was a party,  the  broker(s) to whom  such  trades  were  directed  and the basis of the  allocation  for the aggregated  trades.  Subject to the foregoing  provisions of this  subsection
   2(b) and at the direction of the Adviser or a Fund,  the  Subadviser may also consider sales of shares of such Fund as a factor in the selection of brokers or dealers for the Fund's portfolio transactions.

      (c) SECURITIES  TRANSACTIONS.  The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities  or  other  instruments  to  a  Fund  ("Principal  Transactions");
   PROVIDED, HOWEVER, the Subadviser may enter into a Principal Transaction with a Fund if (i) the  transaction  is  permissible  under  applicable  laws  and regulations,  including,  without limitation,  the Investment Company Act and the  Investment  Advisers  Act  and the  rules  and  regulations  promulgated thereunder, and (ii) the transaction or category of transactions receives the express written approval of the Adviser.

         The  Subadviser  agrees to observe and comply with Rule 17j-1 under the
   Investment  Company  Act and its Code of  Ethics,  as the same may be amended from time to time. The Subadviser agrees to provide the Adviser and the Funds with a copy of such Code of Ethics.

      (d) BOOKS AND RECORDS.  The Subadviser will maintain all books and records required  to be  maintained  pursuant to the  Investment  Company Act and the
   rules  and  regulations   promulgated   thereunder  solely  with  respect  to
   transactions made by it on behalf of the Funds including, without limitation, the books and records  required by  Subsections  (b)(1),  (5), (6), (7), (9),
   (10) and (11) and Subsection  (f) of Rule 31a-1 under the Investment  Company
   Act and shall timely furnish to the Adviser all  information  relating to the
   Subadviser's  services  hereunder  needed by the  Adviser  to keep such other books and records of the Funds  required  by Rule 31a-1 under the  Investment
   Company Act. The Subadviser will also preserve all such books and records for the periods prescribed in part (e) of Rule 31a-2 under the Investment Company
   Act,  and agrees that such books and records  (other than those  specified in subsection  (f)  of  Rule  31a-1)  shall  remain  the  sole  property  of the respective  Fund  and  shall be  immediately  surrendered  to the  Fund  upon request.  The Subadviser further agrees that all books and records maintained hereunder  shall be made available to the  respective  Fund or the Adviser at any time upon reasonable request and notice,  including telecopy,  during any business day.

      (e) INFORMATION CONCERNING  INVESTMENTS AND SUBADVISER.  From time to time as the  Adviser  or a Fund may  request,  the  Subadviser  will  furnish  the requesting party reports on portfolio transactions and reports on Investments held in the  portfolios,  all in such  detail as the  Adviser or the Fund may reasonably  request.  The  Subadviser  will make  available  its officers and employees  to meet  with  the  Board  of  Directors  of a Fund at the  Fund's principal  place of business on due notice to review the  Investments  of the
   Fund.

         The  Subadviser  will also provide such  information  as is customarily provided by a subadviser  and may be required for each Fund or the Adviser to comply with their respective  obligations  under applicable laws,  including, without  limitation,  the  Internal  Revenue  Code of 1986,  as amended  (the
   "Code"),  the  Investment  Company  Act,  the  Investment  Advisers  Act, the
   Securities  Act of 1933,  as  amended  (the  "Securities  Act") and any state securities laws, and any rule or regulation thereunder.

         During the term of this  Agreement,  the Adviser  agrees to furnish the
   Subadviser  at  its  principal  office  all  registration  statements,  proxy statements,  reports to  stockholders,  sales  literature or other  materials prepared for distribution to stockholders of each Fund, or to the public that refer to the Subadviser for Subadviser's review and approval, which shall not be unreasonably withheld or delayed. The Subadviser's right to object to such materials is limited to the portions of such materials that expressly  relate to the  Subadviser,  its services and its clients.  The Adviser agrees to use its best efforts to ensure that before materials prepared by its employees or agents or its  affiliates  that refer to the  Subadviser  or its  clients are submitted to the Subadviser for approval, those materials are consistent with those materials  previously  approved by the Subadviser as referenced in this paragraph. Sales literature may be furnished to the Subadviser by first class or overnight mail, facsimile transmission equipment or hand delivery.

      (f)  CUSTODY  ARRANGEMENTS.  The  Subadviser  shall  provide  each  Fund's custodian, on each business day with information relating to all transactions concerning the Fund's assets.

      (g)  COMPLIANCE  WITH  APPLICABLE  LAWS AND  GOVERNING  DOCUMENTS.  In all
   matters relating to the performance of this Agreement, the Subadviser and its directors,  officers, partners, employees and interested persons shall act in conformity with each Fund's Articles of Incorporation, By-Laws, and currently effective  registration  statement  and with  the  written  instructions  and directions  of each Fund's Board and the  Adviser,  and shall comply with the requirements of the Investment Company Act, the Investment  Advisers Act, the
   Commodity  Exchange  Act (the  "CEA"),  the rules  thereunder,  and all other applicable federal and state laws and regulations.

         In carrying out its obligations  under this  Agreement,  the Subadviser shall  ensure  that each  Fund  complies  with all  applicable  statutes  and regulations  necessary to qualify such Fund as a Regulated Investment Company under  Subchapter M of the Code (or any  successor  provision)  to the extent that such  compliance is dependent on the Investments of such Fund, and shall notify the Adviser  immediately  upon having a reasonable basis for believing that a Fund has  ceased to so  qualify or that it might not so qualify in the future.

         In carrying out its obligations  under this  Agreement,  the Subadviser shall invest the assets of Series B of SBL Fund in such a manner as to ensure that the Series B complies,  to the extent that such  compliance is dependent on the  Investments  of such Fund,  with the  diversification  provisions  of
   Section 817(h) of the Code (or any successor  provision) and the  regulations issued thereunder relating to the  diversification  requirements for variable insurance contracts and any prospective  amendments or other modifications to
   Section 817 or regulations  thereunder.  Subadviser  shall notify the Adviser immediately  upon having a reasonable  basis for believing  that Series B has ceased to comply and will take all reasonable  steps to adequately  diversify the Series B so as to achieve  compliance within the grace period afforded by
   Regulation 1.817-5.

         The Adviser has  furnished  the  Subadviser  with copies of each of the following  documents and will furnish the Subadviser at its principal  office all future  amendments and supplements to such documents,  if any, as soon as practicable  after such  documents  become  available:  (i) the  Articles  of
   Incorporation  of each Fund, (ii) the By-Laws of each Fund, (iii) each Fund's registration  statement  under the Investment  Company Act and the Securities
   Act of 1933,  as  amended,  as filed with the  Commission,  (iv) each  Fund's
   Prospectus,  and (v) any written  instructions of the respective Fund's Board and the Adviser.

      (h) VOTING OF PROXIES. The Subadviser shall direct the custodian as to how to vote such proxies as may be necessary or advisable in connection  with any matters submitted to a vote of shareholders of securities held by a Fund.

   3. INDEPENDENT  CONTRACTOR.  In the performance of its duties hereunder,  the
Subadviser  is and  shall be an  independent  contractor  and  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority  to act for or  represent  either  Fund or the  Adviser  in any way or otherwise be deemed an agent of either Fund or the Adviser.

   4.  COMPENSATION.  The Adviser shall pay to the Subadviser,  for the services rendered hereunder, the fees set forth in Exhibit A to this Agreement.

   5.  EXPENSES.  The  Subadviser  shall  bear all  expenses  incurred  by it in connection  with its services under this Agreement and will,  from time to time, at its sole expense employ or associate  itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder.
However,  the  Subadviser  shall not assign or  delegate  any of its  investment management  duties under this Agreement  without the approval of the Adviser and the appropriate Fund's Board.

   6.  REPRESENTATIONS AND WARRANTIES OF SUBADVISER.  The Subadviser  represents and warrants to the Adviser and the Funds as follows:

      (a)  The  Subadviser  is  registered  as an  investment  adviser under the
           Investment Advisers Act;

      (b)  The Subadviser will immediately  notify the Adviser of the occurrence of any event that would  disqualify the Subadviser from serving as an investment  adviser of an investment company pursuant to Section 9(a)
           of the Investment Company Act;

      (c)  The Subadviser has filed a notice of exemption  pursuant to Rule 4.14 under the CEA with the  Commodity  Futures  Trading  Commission  (the
           "CFTC") and the National Futures Association;

      (d)  The Subadviser is authorized under the corporate laws of the State of
           New York and  under the  Investment  Company  Act and the  Investment
           Advisers  Act to serve as  Subadviser  to the Fund and to perform the services described under this Agreement;

      (e)  The Subadviser is a corporation  duly organized and validly  existing under  the laws of the  state of New York  with the  power to own and possess  its  assets  and  carry on its  business  as it is now being conducted;

      (f)  The  execution,  delivery and  performance  by the Subadviser of this
           Agreement  are  within  the  Subadviser's  powers  and have been duly authorized by all necessary  corporate action by the Subadviser,  and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the  Subadviser for the execution,  delivery  and  performance  by  the  Subadviser  of  this
           Agreement,  and  the  execution,  delivery  and  performance  by  the
           Subadviser  of this  Agreement  do not  contravene  or  constitute  a
           default  under  (i)  any   provision  of  applicable   law,  rule  or
           regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement,  judgment,  injunction,  order, decree or other instrument binding upon the Subadviser;

      (g)  This Agreement is a valid and binding agreement of the Subadviser;

      (h)  The Form ADV of the Subadviser  previously provided to the Adviser is a true and complete  copy of the form filed with the  Commission  and the  information  contained  therein is accurate  and complete in all material  respects as of its filing date,  and does not omit to state any material fact necessary in order to make the statements  made, in
           light  of  the   circumstances   under  which  they  were  made,  not
           misleading;

   7. NON-EXCLUSIVITY.  The services of the Subadviser with respect to each Fund are not deemed to be exclusive,  and the  Subadviser  and its officers  shall be free to render  investment  advisory  and  administrative  or other  services to others (including other investment  companies) and to engage in other activities so long as its duties hereunder are not impaired thereby.

   8.  REPRESENTATIONS  AND  WARRANTIES OF ADVISER.  The Adviser  represents and warrants to the Subadviser as follows:

      (a)  The  Adviser  is  registered  as  an  investment  adviser  under  the
           Investment Advisers Act;

      (b)  The  Adviser  has filed a notice of  exemption  pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association;

      (c)  The Adviser is a limited liability company duly organized and validly existing  under the laws of the State of Kansas with the power to own and possess  its assets and carry on its  business as it is now being conducted;

      (d)  The  execution,  delivery  and  performance  by the  Adviser  of this
           Agreement and the Advisory  Agreement are within the Adviser's powers and have been duly authorized by all necessary  action on the part of its members,  and no action by or in respect of, or filing with,  any governmental  body, agency or official is required on the part of the
           Adviser for the execution, delivery and performance by the Adviser of this  Agreement,  and the execution,  delivery and performance by the
           Adviser of this  Agreement do not  contravene or constitute a default under (i) any provision of applicable  law, rule or regulation,  (ii)
           the  Adviser's  governing   instruments,   or  (iii)  any  agreement,
           judgment,  injunction, order, decree or other instrument binding upon the Adviser;

      (e)  This  Agreement  and the  Advisory  Agreement  are valid and  binding agreements of the Adviser;

      (f)  The Form ADV of the Adviser previously  provided to the Subadviser is a true and complete  copy of the form filed with the  Commission  and the  information  contained  therein is accurate  and complete in all material  respects  as of its filing  date and does not omit to state any material fact necessary in order to make the statements  made, in
           light  of  the   circumstances   under  which  they  were  made,  not
           misleading;

      (g)  The Adviser  acknowledges that it received a copy of the Subadviser's
           Form ADV at least 48 hours prior to the execution of this Agreement.

   9. SURVIVAL OF REPRESENTATIONS  AND WARRANTIES;  DUTY TO UPDATE  INFORMATION.
All  representations  and  warranties  made by the  Subadviser  and the  Adviser pursuant  to  Sections 6 and 8 hereof  shall  survive  for the  duration of this
Agreement  and the parties  hereto shall  promptly  notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

   10. LIABILITY AND INDEMNIFICATION.

      (a) LIABILITY.  In the absence of willful misfeasance,  bad faith or gross negligence on the part of the Subadviser or a breach of its duties hereunder, neither the Subadviser,  nor any affiliated person of the Subadviser, nor any person who  controls the  Subadviser  within the meaning of Section 15 of the
   Securities  Act,  shall be subject to any  liability to the  Adviser,  either
   Fund,  or any of either Fund's  shareholders,  and, in the absence of willful misfeasance,  bad faith or gross  negligence  on the part of the Adviser or a breach of its duties  hereunder,  neither  the  Adviser,  nor any  affiliated person of the Adviser,  nor any person who  controls  the Adviser  within the meaning  of  Section  15 of the  Securities  Act,  shall  be  subject  to any liability  to the  Subadviser,  for any act or  omission  in the case of,  or connected with,  rendering  services  hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; PROVIDED, HOWEVER, that nothing herein shall relieve the Adviser and the Subadviser  from any of
   their  respective  obligations  under  applicable  law,  including,   without
   limitation, the federal and state securities laws and the CEA.

      (b)  INDEMNIFICATION.  The Subadviser  shall indemnify the Adviser and the
   Funds, and their respective officers, directors, employees and any person who controls  the  Adviser or the Funds  within the  meaning of Section 15 of the
   Securities Act, for any liability and expenses,  including  attorneys'  fees, which may be  sustained  by the  Adviser,  or the  Funds,  as a result of the
   Subadviser's willful misfeasance, bad faith, gross negligence,  breach of its
   duties  hereunder  or  violation  of  applicable  law,   including,   without
   limitation,  the federal and state  securities  laws or the CEA.  The Adviser shall indemnify the Subadviser and its officers, directors, employees and any person who  controls the  Subadviser  within the meaning of Section 15 of the
   Securities Act, for any liability and expenses,  including  attorneys'  fees, which may be sustained as a result of the  Adviser's,  or the Funds'  willful misfeasance,  bad faith, gross negligence,  breach of its duties hereunder or violation of applicable law, including,  without limitation,  the federal and state securities laws or the CEA.

   11. DURATION AND TERMINATION.

      (a) DURATION.  This Agreement  shall become  effective upon the date first above  written,  provided  that this  Agreement  shall not take  effect  with respect  to the  Funds  unless  it has  first  been  approved  by a vote of a majority of those  directors of SBL Fund and Security Growth and Income Fund, as applicable, who are not parties to this Agreement or interested persons of any such party,  cast in person at a meeting called for the purpose of voting on such approval. This Agreement shall continue in effect for a period of two years from the date hereof,  subject  thereafter to being  continued in force and  effect  from year to year  with  respect  to each  Fund if  specifically approved  each year by the Board of  Directors  of the  applicable  Fund.  In addition to the  foregoing,  each renewal of this  Agreement  with respect to each Fund must be approved by the vote of a majority of the applicable Fund's directors who are not parties to this Agreement or interested  persons of any such party,  cast in person at a meeting  called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of
   Directors of the applicable Fund may request and evaluate, and the Subadviser shall furnish,  such information as may reasonably be necessary to enable the
   Fund's Board of Directors to evaluate the terms of this Agreement.

      (b)  TERMINATION.  Notwithstanding  whatever may be provided herein to the contrary,  this  Agreement  may be  terminated  with respect to a Fund at any time, without payment of any penalty:

         (i) By vote of a majority of the Board of Directors  of the  applicable
      Fund, or by vote of a majority of the outstanding voting securities of the applicable  Fund, or by the Adviser,  in each case,  upon sixty (60) days'
      written notice to the Subadviser;

         (ii) By the Adviser upon breach by the Subadviser of any representation or warranty contained in Section 6 hereof, which shall not have been cured within twenty (20) days of the  Subadviser's  receipt of written notice of such breach;

         (iii) By the Adviser  immediately upon written notice to the Subadviser if the Subadviser  becomes unable to discharge its duties and  obligations under this Agreement; or

         (iv) By the Subadviser  upon 120 days written notice to the Adviser and the applicable Fund.

         This  Agreement  shall not be assigned  (as such term is defined in the
   Investment  Company  Act)  without the prior  written  consent of the parties hereto.  This Agreement  shall  terminate  automatically  in the event of its assignment  without  such  consent or upon the  termination  of the  Advisory
   Agreement.

   12. DUTIES OF THE ADVISER.  The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory  Agreements and shall oversee and review the  Subadviser's  performance  of its duties under this Agreement.

   13.  AMENDMENT.  This  Agreement  may be  amended  by mutual  consent  of the parties,  provided that the terms of each such  amendment with respect to a Fund shall be approved by the Board of Directors of the applicable  Fund or by a vote of a majority of the outstanding voting securities of the applicable Fund.

   14.  NOTICE.  Any notice  that is required to be given by the parties to each other  (or to a Fund)  under the terms of this  Agreement  shall be in  writing, delivered,  or mailed  postpaid to the other party,  or transmitted by facsimile with  acknowledgment  of receipt,  to the parties at the following  addresses or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other party:

      (a) If to the Subadviser:

          The Dreyfus Corporation
          200 Park Avenue
          New York, New York 10166
          Attention: General Counsel
          Facsimile:  (212) 922-6880

      (b) If to the Adviser:

          Security Management Company, LLC
          700 SW Harrison
          Topeka, Kansas 66636-0001
          Attention:  James R. Schmank, President
          Facsimile:  (785) 431-3080

      (c) Copy to:

          Security Management Company, LLC
          700 SW Harrison
          Topeka, Kansas 66636-0001
          Attention:  Amy J. Lee, Secretary
          Facsimile:  (785) 431-3080

      (d) If to SBL Fund:

          SBL Fund
          700 SW Harrison
          Topeka, Kansas 66636-0001
          Attention:  Amy J. Lee, Secretary
          Facsimile:  (785) 431-3080

      (e) If to Security Growth and Income Fund:

          Security Growth and Income Fund
          700 SW Harrison
          Topeka, Kansas 66636-0001
          Attention:  Amy J. Lee, Secretary
          Facsimile:  (785) 431-3080

   15. GOVERNING LAW; JURISDICTION. Except as indicated in Section 19(b) of this
Agreement,  this Agreement shall be governed by and construed in accordance with the  laws of the  State  of  Kansas,  without  regard  to its  conflicts  of law provisions.

   16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

   17.  CAPTIONS.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

   18.  SEVERABILITY.  If any provision of this Agreement  shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

   19. CERTAIN DEFINITIONS.

      (a)  "BUSINESS  DAY." As used  herein,  business  day means any  customary business  day in the United  States on which the New York Stock  Exchange  is open.

      (b) MISCELLANEOUS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision  of the  Investment  Company Act shall be resolved by  reference to such term or provision of the Investment  Company Act and to  interpretations thereof,  if any, by the U.S.  courts or, in the  absence of any  controlling decisions of any such court, by rules,  regulation or order of the Commission validly issued pursuant to the Investment Company Act. Specifically,  as used herein,  "investment  company,"  "affiliated  person,"  "interested  person,"
   "assignment," "broker," "dealer" and "affirmative vote of the majority of the
   Fund's  outstanding  voting  securities"  shall all have such meaning as such terms have in the Investment Company Act. The term "investment adviser" shall have such  meaning as such term has in the  Investment  Advisers  Act and the
   Investment Company Act, and in the event of a conflict between such Acts, the most expansive  definition shall control. In addition,  where the effect of a requirement of the Investment  Company Act reflected in any provision of this
   Agreement  is  relaxed  by a rule,  regulation  or order  of the  Commission, whether of special or general application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                         SECURITY MANAGEMENT COMPANY, LLC

                                         By:      JAMES R. SCHMANK
                                                  ------------------------------
                                         Name:    James R. Schmank
                                         Title:   President

                                         Attest:  AMY J. LEE
                                                  ------------------------------
                                         Name:    Amy J. Lee
                                         Title:   Secretary

                                         THE DREYFUS CORPORATION

                                         By:      WILLIAM MARESCA
                                                  ------------------------------
                                         Name:    William Maresca
                                         Title:   Controller

                                         Attest:  STEVEN F. NEWMAN
                                                  ------------------------------
                                         Name:    Steven F. Newman
                                         Title:   Assistant Secretary

                                    EXHIBIT A

                                  Compensation

   For all services rendered by the Subadviser  hereunder to each Fund,  Adviser shall pay to Subadviser an annual fee (the "Subadvisory Fee") equal to an annual rate of 0.25% (25 basis  points) of the  average  daily net assets of such Fund.
Beginning as of January 1, 2003, the Subadvisory Fee shall be equal to an annual rate of 0.30% (30 basis  points) of the average daily net assets of each Fund as of any business day that the aggregate net assets of the Funds do not exceed one billion  dollars and shall be equal to an annual rate of 0.25% (25 basis points)
of the  average  daily net assets of each Fund as of any  business  day that the aggregate  net assets of the Funds  equal or exceed  one  billion  dollars.  For purposes of calculating the compensation to be paid hereunder,  the value of the net  assets of a Fund  shall be  computed  in the same  manner at the end of the business day as the value of such net assets is computed in connection  with the determination  of the net asset value of the Fund's  shares as  described in the then current Prospectus for the Fund.

   The  Subadvisory  Fee shall be accrued for each  calendar day the  Subadviser renders  subadvisory  services  hereunder  and the sum of the daily fee accruals shall be paid monthly to the  Subadviser  as soon as  practicable  following the last day of each month, by wire transfer if so requested by the Subadviser,  but no later than ten (10) calendar days after the last day of each month.